UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 10, 2014

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 6188-6818, ext 6856
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on December 17, 2013, Shenzhen BAK Battery Co., Ltd. (“Shenzhen BAK”), a wholly-owned subsidiary of China BAK Battery, Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”), with Mr. Jinghui Wang, pursuant to which, Mr. Wang agreed to initially lend Shenzhen BAK a loan in the amount of RMB370 million (approximately $61.1 million). On January 14, 2014, the Company’s wholly-owned Hong Kong subsidiary, BAK International Limited (“BAK International) entered into a corporate guarantee with Mr. Wang, under which BAK International irrevocably and unconditionally guaranteed to the lender timely performance by Shenzhen BAK of all its obligations under the Loan Agreement. On the same date, the Company and BAK International entered into a share mortgage with Mr. Wang, under which, the Company pledged 100% of its equity interest in BAK International to the lender as security for the performance of Shenzhen BAK’s obligations under the Loan Agreement. If Shenzhen BAK defaults on its repayment obligation under or in connection with the Loan Agreement, the lender, as the pledgee, will be entitled to dispose of the pledged equity interests.

On January 8, 2014, Shenzhen BAK entered into a second loan agreement (the “Second Loan Agreement”), with Mr. Wang, pursuant to which, Mr. Wang agreed to lend Shenzhen BAK an additional RMB150 million (approximately $24.8 million) which bears an annual interest rate at 20%. As a result, Mr. Wang loaned a total of RMB520 million (approximately $85.9 million) to Shenzhen BAK. Pursuant to the Second Loan Agreement, Shenzhen BAK has the obligations to repay the principal amount of RMB520 million and any accrued interests to the lender by March 31, 2014.

On March 10, 2014, BAK International entered into a corporate guarantee with Mr. Wang (“BAK International Corporate Guarantee”), under which BAK International irrevocably and unconditionally guaranteed to the lender timely performance by Shenzhen BAK of all its obligations under the Second Loan Agreement. On the same date, the Company also entered into a similar corporate guarantee with Mr. Wang (“China BAK Corporate Guarantee”), to irrevocably and unconditionally guarantee timely performance by Shenzhen BAK of all its obligations under the Second Loan Agreement. In addition, on March 10, 2014, the Company, BAK International and Shenzhen BAK entered into a further share mortgage (the “Further Share Mortgage”) with Mr. Wang, under which, the 100% equity interest in BAK International that the Company pledged to the lender on January 14, 2014 was deemed as security for the performance of Shenzhen BAK’s obligations under the Second Loan Agreement. If Shenzhen BAK defaults on its repayment obligation under or in connection with the Second Loan Agreement, including but not limited to the repayment of the total amount of RMB520 million and any accrued interested by March 31, 2014, the lender, as the pledgee, will be entitled to dispose of all the pledged equity interests.

The foregoing description of the Second Loan Agreement, BAK International Corporate Guarantee, China BAK Corporate Guarantee and the Further Share Mortgage is qualified in its entirety by the Second Loan Agreement, BAK International Corporate Guarantee, China BAK Corporate Guarantee and the Further Share Mortgage, a copy of each document is attached as Exhibit 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and are incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The description of the Second Loan Agreement, BAK International Corporate Guarantee, China BAK Corporate Guarantee and the Further Share Mortgage, set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: March 14, 2014	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	English Translation of Loan Agreement, dated January 8, 2014, by and between Shenzhen BAK and Mr. Jinghui Wang
10.2	Corporate Guarantee, dated March 10, 2014, by and between BAK International and Mr. Jinghui Wang.
10.3	Corporate Guarantee, dated March 10, 2014, by and between China BAK Battery, Inc. and Mr. Jinghui Wang.
10.4	Further Share Mortgage, dated March 10, 2014, by and among China BAK Battery, Inc., BAK International, Shenzhen BAK and Mr. Jinghui Wang.